UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017 (May 16, 2017)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07       Submission of Matters to a Vote of Security Holders
At the annual meeting of the shareholders of Ramco-Gershenson Properties Trust on May 16, 2017, the shareholders: (1) elected the seven trustee nominees to serve until the annual meeting of shareholders in 2018; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017; (3) approved, on an advisory basis, the compensation of our named executive officers; and (4) approved, on an advisory basis, an advisory vote on named executive officer compensation to be held every year. Votes representing approximately 90% of our outstanding shares were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Blank	64,597,178	3,233,218	3,834,020
Dennis Gershenson	66,938,247	892,149	3,834,020
Arthur Goldberg	64,673,847	3,156,549	3,834,020
David J. Nettina	66,856,778	973,618	3,834,020
Joel M. Pashcow	64,608,259	3,222,137	3,834,020
Mark K. Rosenfeld	64,248,175	3,582,221	3,834,020
Laurie M. Shanon	67,002,273	828,123	3,834,020

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
71,530,634	121,356	12,426

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,675,963	3,127,347	27,086	3,834,020

Proposal 4 - Approval (on an advisory basis) of the Frequency of an Advisory Vote on the Compensation of Named Executive Officers

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
56,483,669	28,496	11,292,296	25,935	3,834,020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	May 18, 2017	By:	/s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary